Exhibit 99.1
FIGURE TECHNOLOGY SOLUTIONS REPORTS STRONG FOURTH QUARTER 2025 RESULTS; ANNOUNCES AUTHORIZATION FOR $200 MILLION SHARE REPURCHASE PROGRAM
NEW YORK, February 26, 2026 /Globe/ — Figure Technology Solutions (Nasdaq: FIGR; OPEN: FGRS), the leading blockchain-native capital marketplace for the origination, funding, sale and trading of tokenized assets, today announced financial results for the year and quarter ended December 31, 2025.
"We closed the year with strong fourth quarter results, with triple-digit year-over-year growth in Consumer Loan Marketplace volume, increased adoption of Figure Connect, and expanding activity within our blockchain ecosystem. Our momentum reflects the diversity and scalability of our model. Looking ahead, we remain focused on expanding our partner network, deepening our marketplace liquidity, and advancing our blockchain-native infrastructure. This quarter’s strong results demonstrate both the industry tailwinds and our operational execution as we modernize capital markets with blockchain.”
- Michael Tannenbaum, CEO
Q4 2025 Quarterly Financial Highlights
•Consumer Loan Marketplace volume was $2.7 billion in the quarter, a 131% increase from the prior year. This included Figure Connect volume of $1.5 billion, up from $1.1 billion in the third quarter of 2025. The Figure Connect platform was launched in June 2024.

•Net revenue increased 91% year-over-year. Adjusted Net Revenue was $158 million, up 106% from the fourth quarter 2024. The revenue model of Figure Connect is such that less net revenue is captured per unit of volume, but with higher Adjusted EBITDA margins.

•Net income increased 156% year-over-year to $15 million; net income margin reached 9.4%, up 2 percentage points year-over-year.

•Adjusted EBITDA increased 426% year-over-year to $81 million; Adjusted EBITDA margin reached 51.6%, up 31 percentage points year-over-year.

•Cash and cash equivalents, excluding restricted cash and stablecoins, totaled $1.2 billion.

•Loans held for sale totaled $404 million.

Full Year 2025 Financial Highlights
•Consumer Loan Marketplace volume was $8.4 billion for the year, a 63% increase from the prior year. This included Figure Connect volume of $3.8 billion.

•Net revenue increased 49% year-over-year. Adjusted Net Revenue was $515 million, up 52% year-over-year.

•Net income increased 574% year-over-year to $134 million; net income margin reached 26.5%, up 21 percentage points year-over-year.

•Adjusted EBITDA increased 148% year-over-year to $251 million; Adjusted EBITDA margin reached 48.8%, up 19 percentage points year-over-year.
Share Repurchase Program
Figure today announced that its Board of Directors has authorized a share repurchase program under which the Company may repurchase up to $200 million of its Class A common stock and Blockchain common stock over the next 12 months, expiring on February 27, 2027, subject to market conditions, contractual restrictions and other factors.
Repurchases under the program may be made from time to time in the open market, through privately negotiated transactions, accelerated share repurchase transactions, or by other means in accordance with applicable securities laws and regulations. The timing, number of shares repurchased, and prices paid will depend on market conditions, share price, trading volume, corporate considerations, and other factors. Open market repurchases will be structured to occur within the pricing and volume requirements of Rule 10b-18. The Company may also, from time to time, enter into Rule 10b5-1 plans to facilitate repurchases of its shares under this authorization.
This program does not obligate the Company to acquire any particular amount of stock and the program may be extended, modified, suspended or discontinued at any time at the Company’s discretion.
Q4 2025 and FY 2025 Financial Highlights

$ in thousands, except per share or otherwise noted	Q4	Q4	FY	FY	Q4		FY
(Unaudited)	2025	2024	2025	2024	YoY %		YoY%
GAAP Results:
Net Revenue	$159,913	$83,855	$506,865	$340,885	90.7%		48.7%
Net Income	15,078	5,889	134,281	19,915	156.0%		574.3%
Net Income margin	9.4%	7.0%	26.5%	5.8%	+2.4	p.p.	+20.7	p.p.
Earnings per Share - Basic	$0.07	$0.00	$0.54	$0.00	n/a		n/a
Earnings per Share - Diluted	0.06	0.00	0.44	0.00	n/a		n/a

Non-GAAP Results:
Adjusted Net Revenue	$157,632	$76,636	$514,804	$339,182	105.7%		51.8%
Adjusted EBITDA	81,330	15,455	251,157	101,443	426.2%		147.6%
Adjusted EBITDA margin	51.6%	20.2%	48.8%	29.9%	+31.4	p.p.	+18.9	p.p.
Selected Metrics

$ in millions unless noted	Q4	Q4	FY	FY	Q4		FY
(Unaudited)	2025	2024	2025	2024	YoY %		YoY%
Ecosystem Volume	$3,047	$1,535	$9,088	$5,879	98.5%		54.6%
Consumer Loan Marketplace Volume	2,705	1,172	8,377	5,128	130.8%		63.3%
Figure Connect Volume	1,466	8	3,842	8	n.m.		n.m.
Net Take Rate	3.8%	3.4%	4.0%	4.2%	+0.4	p.p.	-0.2	p.p.

$ in millions unless noted	As of
(Unaudited)	December 31, 2025	December 31, 2024	YoY%
$YLDS in Circulation	$328	$—	n.m.
Democratized Prime:
Matched Offers	206	n.m.	n.m.
Borrower Demand	246	n.m.	n.m.
Available Lender Supply	213	n.m.	n.m.
Recent Business Highlights
•Figure Connect volume reached 54% of Consumer Loan Marketplace volume in the quarter.
•First-lien volume as a percentage of Consumer Loan Marketplace volume increased to 19%.
•Volume from new product categories reached $97 million in the fourth quarter, including Crypto Backed Loans, Small/Medium Business Loans (SMB), Debt Service Coverage Ratio (DSCR) Loans and Residential Transition Loans (RTL).
◦Figured added auto finance as a vertical via a strategic partnership with Agora Data, Inc. to bring externally originated auto loans onto Figure’s marketplace.

•Figure ended the quarter with 307 active partners in its ecosystem, and expanded its third-party origination ecosystem.
•Democratized Prime matched offers reached approximately $337 million as of February 15, 2026.
•$YLDS balance reached approximately $464 million as of February 15, 2026, reflecting continued adoption across lending and settlement use cases and expansion onto additional blockchain ecosystems.
•Figure launched OPEN, the on-chain public equity network and became the first company to launch a blockchain-native share class of any security, advancing its strategy to modernize capital markets infrastructure.
Webcast Information
Figure will host a conference call and webcast at 4:30 p.m. Eastern Time, February 26, 2026 to discuss its results and outlook. A link to the live discussion and accompanying presentation will be made available on the Company’s investor relations website at https://investors.figure.com/. A replay will also be made available following the discussion at the same website.
Forward-Looking Statements Disclosure
This press release contains forward-looking statements intended to be covered by the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact contained in this press release, including without limitation statements regarding our future financial performance, including our expectations regarding our revenue, cost of revenue, operating expenses; our ability to determine reserves, and ability to remain profitable; our ability to maintain, expand, and enter into new relationships with partners and loan purchasers on the secondary market; our ability to broaden our network of partners; and our ability to successfully execute our business and growth strategy; marketplace volume, adoption, and liquidity, including the growth and performance of our Consumer Loan Marketplace, Figure Connect, and Democratized Prime platforms; our blockchain ecosystem and infrastructure initiatives, including our ability to expand the adoption of our blockchain-native products and services and the development and performance of our digital asset offerings; and our share repurchase program, including the timing, number of shares, and prices at which repurchases may occur. These statements involve known and unknown risks, uncertainties, and other important factors that may cause actual results to differ materially from those expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” or the negative of these terms, and similar expressions. Forward-looking statements are predictions based largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. These statements speak only as of the date of this press release.
Important factors that could cause actual results to differ materially include, among others: our history of losses and the risk that we may not maintain profitability; our reliance on HELOCs and exposure to fluctuations in the HELOC market and housing values; our ability to attract and retain borrowers, partners, and loan purchasers and to drive adoption of Figure-branded and Partner-branded channels including Figure Connect; loan performance and default rates and the effect of credit performance on access to and pricing of warehouse facilities, whole-loan sales, and securitizations; changes in interest rates and U.S. monetary policy that impact originations, funding costs, and investor demand; legal and regulatory risks affecting lending and mortgage-related activities and the evolving framework for digital assets, including potential changes in the characterization or regulation of certain digital assets and related products; dependence on key third-party providers including cloud, custodial, valuation, and data vendors and risks from outages or service disruptions; technology failures, cybersecurity incidents, or other operational disruptions; protection and enforcement of intellectual property; compliance with licensing, consumer protection, privacy, data security, and sanctions/AML laws, and shifting enforcement priorities at the federal and state levels; our ability to remediate previously identified material weaknesses and meet our public company reporting and internal control obligations; competition; macroeconomic and geopolitical conditions; our dual-class structure and concentrated voting control and related impacts on corporate governance; equity market volatility affecting our Class A common stock; and the other risks described in “Risk Factors” in our Quarterly Report on Form 10-Q for the period ended

September 30, 2025, filed with the SEC on November 13, 2025, our final prospectus dated February 18, 2026 filed with the SEC pursuant to Rule 424(b)(4) on February 18, 2026, and in our other filings with the SEC.
You should read this press release and the documents we reference in it with the understanding that actual future results may differ materially from our expectations. We qualify all forward-looking statements in this press release by these cautionary statements. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of new information, future events, changed circumstances, or otherwise.
About Non-GAAP Financial Measures and Key Operating Metrics
Financial Measures
In order to better help understand our financial performance, we use several key operating metrics that should be viewed independently of GAAP items, as these metrics are not intended to be combined with those items. Our determination and presentation of these metrics may differ from that of other companies. The presentation of these metrics is meant to be considered in addition to, not as a substitute for or in isolation from, our financial measures prepared in accordance with GAAP.
Key Operating Metrics
Ecosystem Volume
We define Ecosystem Volume as the total of Consumer Loan Marketplace Volume and Digital Asset Marketplace Volume.
Consumer Loan Marketplace Volume
We define Consumer Loan Marketplace Volume as the total U.S. dollar equivalent value of originations of HELOCs, DSCR, and personal loans on our LOS, as well as the volume of third-party loans traded on Figure Connect. We believe this measure is an indication of our scale and represents the potential revenue opportunity from the technology used for consumer credit loan originations.
Net Take Rate
Net Take Rate is derived from the sum of ecosystem and technology fees, origination fees, gain on sale of loans, net and gain on servicing asset, net from our consolidated statement of operations. These items represent revenue generated from Figure-branded and Partner-branded volume. Valuation changes in fair value of mortgage servicing rights, which we believe is not indicative of operating performance, and marketing expenses in our operating expenses are deducted. This net amount is divided by overall Consumer Loan Marketplace Volume for that period.
$YLDS In Circulation
We define $YLDS in Circulation as the total U.S. dollar equivalent value of unsecured face-amount certificates solely backed by the assets of Figure Certificate Company (FCC), which is the issuer of the certificates. This is reported as an end of period outstanding balance.
Matched Offers
We define Matched Offers as the U.S. dollar equivalent value of offers matched between borrower and lenders on the Democratized Prime platform. This is reported as an end of period outstanding balance.
Borrower Demand
We define Borrower Demand as the U.S. dollar equivalent value that borrowers seek to borrow from the lending pool on the Democratized Prime platform. This is reported as an end of period outstanding balance.
Available Lender Supply
We define Lender Supply as the U.S. dollar equivalent value that lenders have made available in the lending pool on the Democratized Prime platform. This is reported as an end of period outstanding balance.

Non-GAAP Financial Measures
Adjusted Net Revenue
Adjusted Net Revenue is a non-GAAP financial measure used by our management to evaluate operating performance. Accordingly, we believe this measure provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. In addition, Adjusted Net Revenue provides a useful measure for period-to-period comparisons of our business, as it removes the effect of a non-cash, non-realized adjustment that is included in net revenue. Adjusted Net Revenue is defined as net revenue excluding the change in fair value of MSR associated with changes in our estimates that management has determined are not reflective of our operating performance.
Adjusted EBITDA and Adjusted EBITDA Margin
Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures used by our management to evaluate operating performance, generate future operating plans, and make strategic decisions, including those relating to operating expenses and the allocation of internal resources. Accordingly, we believe these measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. In addition, these measures provide useful information for period-to-period comparisons of our business, as it removes the effect of certain non-cash items, variable charges, non-recurring items, unrealized gains or losses or other similar non-cash items that are included in net income or expenses associated with the early stages of the business that are expected to ultimately terminate, pursuant to the terms of certain existing contractual arrangements or expected to continue at levels materially below the historical level, or that otherwise do not contribute directly to management’s evaluation of its operating results. Adjusted EBITDA is defined as net income excluding interest expense incurred in connection with our debt obligations other than debt associated with our funding of loans held for sale, income taxes, amortization and depreciation expense, stock-based compensation expense, non-cash changes in certain financial instruments, and other items that management has determined are not reflective of our operating performance. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by Adjusted Net Revenue. The most directly comparable GAAP measure is net income margin (calculated as net income divided by total net revenue).

The following table presents a reconciliation of Total Net Revenue to Adjusted Net Revenue, Net Income to Adjusted EBITDA and net income margin to Adjusted EBITDA margin for the years ended December 31, 2025 and 2024:

$ in thousands	Three Months Ended December 31,		Years Ended December 31,
(Unaudited)	2025	2024	2025	2024
Total net revenue	$159,913	$83,855	$506,865	$340,885
Plus: Valuation changes in fair value of MSRs	(2,281)	(7,219)	7,939	(1,703)
Adjusted net revenue	$157,632	$76,636	$514,804	$339,182

Net income	$15,078	$5,889	$134,281	$19,915
Plus: Valuation changes in fair value of MSRs	(2,281)	(7,219)	7,939	(1,703)
Plus: Change in fair value of digital assets and related investments	8,871	(2,686)	12,417	(10,674)
Plus: Impairment of capitalized software	—	—	—	8,591
Plus: Impairment of digital assets	—	8	—	5,859
Plus: Other asset impairment charge	—	4,970	—	4,970
Plus: Services exchanged for issuance of warrants	1,636	2,565	9,499	6,584
Plus: Registration costs	2,035	—	6,312	—
Plus: Restructuring costs	316	1	3,988	2,498
Plus: Stock-based compensation expense	40,192	4,200	62,922	38,726
Plus: Amortization of internally developed software costs	3,873	3,858	16,254	17,113
Plus: Non-funding interest expense	5,340	3,480	18,151	7,387
Plus: Income tax provision	6,270	389	(20,606)	2,177
Adjusted EBITDA	$81,330	$15,455	$251,157	$101,443
Net income margin	9.4%	7.0%	26.5%	5.8%
Adjusted EBITDA margin	51.6%	20.2%	48.8%	29.9%
About Figure
Figure Technology Solutions, Inc. (Nasdaq: FIGR; OPEN: FGRS) is the leading blockchain-native capital marketplace for the origination, funding, sale and trading of tokenized assets. More than 300 partners use its loan origination system and capital marketplace. Collectively, Figure and its partners have originated over $22 billion of loans to date, among other products, making Figure’s ecosystem the largest non-bank provider of home equity financing. The fastest growing components are Figure Connect, its consumer credit marketplace, and Democratized Prime, Figure’s on-chain lend-borrow marketplace. Figure’s ecosystem also includes DART (Digital Asset Registry Technology) for asset custody and lien perfection, and $YLDS, an SEC-registered yield-bearing stablecoin that operates as a tokenized money market fund.
Figure is the market leader in real world asset (RWA) tokenization and its most recent securitization received a AAA rating from S&P and Moody’s, the first of its kind for blockchain finance. For more information, visit https://figure.com or follow Figure on LinkedIn.

FIGURE TECHNOLOGY SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except share and per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
Net revenue:
Ecosystem and technology fees	$41,363	$8,484	$120,808	$28,314
Servicing fees	9,003	6,856	31,540	25,245
Interest income	24,308	15,732	74,810	48,207
Origination fees	22,394	13,623	72,536	64,867
Gain on sale of loans, net	48,128	24,284	180,024	140,353
Gain on servicing asset, net	13,065	14,057	24,567	32,637
Other revenue	1,652	819	2,580	1,262
Total net revenue	159,913	83,855	506,865	340,885
Expenses:
General and administrative	60,368	25,823	131,971	104,251
Technology and product development	15,573	16,250	64,922	62,657
Operations and processing	19,713	11,177	65,056	44,452
Sales and marketing	22,017	14,678	76,094	55,657
Interest expense	13,072	14,464	48,870	56,415
Other expense	157	2,267	2,425	8,218
Total expenses	130,900	84,659	389,338	331,650
Operating income (loss)	29,013	(804)	117,527	9,235
Other (expense) income, net	(7,665)	7,082	(3,852)	12,857
Income before income taxes	21,348	6,278	113,675	22,092
Income tax (benefit) provision	6,270	389	(20,606)	2,177
Net income	15,078	5,889	134,281	19,915
Net (loss) income attributable to noncontrolling interests in consolidated subsidiaries	(82)	413	423	2,701
Net income attributable to Figure Technology Solutions, Inc.	$15,160	$5,476	$133,858	$17,214

Net income per share of Class A and Class B common stock
Basic	$0.07	$0.00	$0.54	$0.00
Diluted	$0.06	$0.00	$0.44	$0.00
Weighted-average Class A and Class B common shares outstanding
Basic	215,052,478	68,979,110	114,435,259	65,020,119
Diluted	247,808,987	68,979,110	141,802,002	72,637,457